Exhibit 10.2

Execution Copy

AMENDMENT NO. 5 TO NOTE PURCHASE AGREEMENT, LIMITED CONSENT

AND LIMITED WAIVER

THIS AMENDMENT NO. 5 TO NOTE PURCHASE AGREEMENT, LIMITED CONSENT AND LIMITED WAIVER (this “Amendment”), dated as of October 18, 2009, is between GMX Resources Inc., an Oklahoma corporation (the “Company”), and the noteholder listed on the signature page hereto (the “Noteholder”).

R E C I T A L S:

A. The Company and the Noteholder entered into a Note Purchase Agreement dated as of July 31, 2007, as amended by that certain Amendment No. 1 to Note Purchase Agreement and Limited Consent dated February 11, 2008, Amendment No. 2 to Note Purchase Agreement dated June 12, 2008, Amendment No. 3 to Note Purchase Agreement and Limited Waiver dated as of February 27, 2009, and Amendment No. 4 to Note Purchase Agreement and Limited Waiver dated as of May 6, 2009 (as so amended, the “Note Agreement”). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Note Agreement.

B. Reference is made to the Subordinated Guaranty Agreement (the “Guaranty Agreement”) dated as of July 31, 2007, entered into by Endeavor Pipeline Inc., an Oklahoma corporation (“Endeavor”), and Diamond Blue Drilling Co., an Oklahoma corporation (together with Endeavor, the “Subsidiary Guarantors”).

C. The Company has advised the Noteholder that the Company intends to issue unsecured fixed rate convertible notes with a stated maturity date of no earlier than December 31, 2013 (the “2009 Convertible Debt”).

D. The Company has requested that the Noteholder agree to consent to the issuance of the 2009 Convertible Debt and the performance by the Company of its obligations thereunder (to the extent such issuance or performance would otherwise violate paragraphs 6B(iii), 6D or 6P of the Note Agreement) as more fully described herein below.

E. The Company has also advised the Noteholder of its intent to prepay the Notes not later than 12:00 noon New York City local time on the earlier of (x) the first Business Day following the issuance of the 2009 Convertible Debt and (y) October 30, 2009 and pursuant to paragraph 4B(1) of the Note Agreement (as such prepayment is described more fully in Section 4(b) of this Amendment), which prepayment is set to occur less than the required 10 Business Days from the date of notice thereof provided to the Noteholder pursuant to paragraph 4C of the Note Agreement (the “Subject Notice Requirement”).

F. The Company has also requested that the Noteholder waive the Subject Notice Requirement pursuant to paragraph 11C of the Note Agreement as more fully described herein below.

G. The Company has further advised the Noteholder that an Event of Default may have occurred and may be continuing under paragraph 6A(2) of the Note Agreement due to the Company’s failure to maintain the minimum Total Debt to EBITDA Ratio financial covenant during the period from August 1, 2009 through October 30, 2009 (the “Subject Default”).

H. The Company has further requested that the Noteholder waive the Subject Default pursuant to paragraph 11C of the Note Agreement as more fully described herein below.

I. The Company has further requested that the Noteholder agree to the amendments to the Note Agreement as more fully described herein below.

NOW, THEREFORE, in consideration of the premises and the covenants, terms, conditions, representations and warranties herein contained, the parties hereto hereby agree as follows:

Section 1. AMENDMENT TO THE NOTE AGREEMENT. Subject to the covenants, terms and conditions set forth herein and in reliance upon the representations and warranties of the Company herein contained, the Company and the Noteholder hereby agree to amend the Note Agreement as set forth below, effective as of the Amendment Effective Date (as hereinafter defined):

Amendment to Existing Defined Term. The following defined term in paragraph 10B of the Note Agreement is hereby amended and restated in its entirety to read as follows:

“Change in Management” shall mean that Ken Kenworthy, Jr. shall cease to continue in the active, full-time employment of the Company as Chief Executive Officer; provided, that the cessation of active employment of such officer due to death or disability shall not constitute a “Change in Management” so long as the Company hires or promotes a replacement officer with experience and qualifications reasonably acceptable to the Required Holders within four months after the former officer’s cessation of activity.

Section 2. AFFIRMATION OF OBLIGATIONS; ACKNOWLEDGMENT OF COLLATERAL.

(a) The Company and, by their execution of the acknowledgment hereto, the Guarantors hereby specifically reaffirm all of the Security Documents. The Company and, by their execution of the acknowledgment hereto, the Guarantors hereby confirm and agree that the Security Documents secure the Obligations.

(b) Notwithstanding that such consent is not required under the Guaranty Agreement, or any of the other Note Documents to which it is a party, each of the Guarantors consents to the execution and delivery of this Amendment by the parties hereto. As a material inducement to the undersigned to amend the Note Agreement as set forth herein, each of the Guarantors (i) acknowledges and confirms the continuing existence, validity and effectiveness of the Guaranty Agreement and each of the other Note Documents to which it is a party and (ii) agrees that the execution, delivery and performance of this Amendment shall not in any way release, diminish, impair, reduce or otherwise affect its obligations thereunder.

Section 3. LIMITED CONSENT AND AGREEMENT. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Company set forth herein, the Noteholder hereby consents to the issuance of the 2009 Convertible Debt and the performance by the Company of its obligations thereunder, to the extent that such issuance or performance would otherwise violate paragraphs 6B(iii), 6D or 6P of the Note Agreement; provided that, (x) notwithstanding the provisions of paragraph 6S of the Note Agreement, the 2009 Convertible Debt shall be Indebtedness of the Company which (i) does not exceed $86,250,000 in aggregate principal amount, (ii) is not secured by any Liens, (iii) has a stated maturity date of no earlier than December 31, 2013 and (iv) if the Company fails to prepay the Noteholder, in accordance with paragraph 4B(1) of the Note Agreement, all amounts due and payable pursuant to such paragraph (including, but not limited to, the outstanding principal and accrued interest on the Notes and any Yield-Maintenance Amount with respect to each such Note) not later than 12:00 noon New York City local time on the earlier of (a) the first Business Day following the issuance of the 2009 Convertible Debt and (b) October 30, 2009 (such prepayment terms (including the due date) and amounts are collectively referred to herein as the “Subject Prepayment”), such 2009 Convertible Debt shall not be subject to conversion, redemption or repurchase prior to December 31, 2013 and (y) no payments prohibited by paragraph 6B(iii) shall be made in respect of the 2009 Convertible Debt unless the Noteholder receives the Subject Prepayment; and, provided further that in consideration for such consent and the waivers contained in this Amendment, if the 2009 Convertible Debt is issued, the Notes shall be prepaid in accordance with paragraph 4B(1) of the Note Agreement and all amounts due and payable pursuant to such paragraph (including, but not limited to, the outstanding principal and accrued interest on the Notes and any Yield-Maintenance Amount with respect to each such Note) shall be received by the Noteholder not later than 12:00 noon New York City local time on the earlier of (aa) the first Business Day following the issuance of the 2009 Convertible Debt and (bb) October 30, 2009 and such amounts shall be due and payable as of such date in accordance with the Note Agreement. This consent shall not be a precedent for any subsequent requested waiver of (or consent under) these or any other covenants or other provisions of the Note Agreement.

Section 4. LIMITED WAIVER AND AGREEMENT.

(a) The Company hereby acknowledges that the Subject Default may have occurred and may be continuing. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Company set forth herein, the Noteholder hereby waives the Subject Default through October 30, 2009; provided that in consideration for such waiver and the other waiver and consent contained in this Amendment, if the 2009 Convertible Debt is issued, the Notes shall be prepaid in accordance with paragraph 4B(1) of the Note Agreement and all amounts due and payable pursuant to such paragraph (including, but not limited to, the outstanding principal and accrued interest on the Notes and any Yield-Maintenance Amount with respect to each such Note) shall be received by the Noteholder not later than 12:00 noon New York City local time on the earlier of (x) the first Business Day following the issuance of the 2009 Convertible Debt and (y) October 30, 2009 and such amounts shall be due and payable as of such date in accordance with the Note Agreement.

(b) The Company hereby acknowledges that prior to the Amendment Effective Date, the Noteholder has not waived the Subject Notice Requirement. Subject to the terms and conditions set forth herein, and in reliance upon the representations and warranties of the Company set forth herein, the Noteholder hereby waives the Subject Notice Requirement; provided that (i) the Noteholder receives irrevocable written notice of the Company’s intent to prepay the Notes in full in accordance with paragraph 4C of the Note Agreement not later than 12:00 noon New York City local time on October 23, 2009 and (ii) in consideration for such waiver and the other waiver and consent contained in this Amendment, if the 2009 Convertible Debt is issued, the Notes shall be prepaid in accordance with paragraph 4B(1) of the Note Agreement and all amounts due and payable pursuant to such paragraph (including, but not limited to, the outstanding principal and accrued interest on the Notes and any Yield-Maintenance Amount with respect to each such Note) shall be received by the Noteholder not later than 12:00 noon New York City local time on the earlier of (x) the first Business Day following the issuance of the 2009 Convertible Debt and (y) October 30, 2009 and such amounts shall be due and payable as of such date in accordance with the Note Agreement.

(c) The foregoing waivers shall be limited precisely as written and shall relate solely to the Note Agreement in the manner and to the extent described herein, and nothing in this Amendment shall be deemed (a) to constitute a waiver of compliance by the Company with respect to (i) paragraphs 6A(2) and 4C of the Note Agreement in any other instance or respect or (ii) any other term, provision or condition of the Note Agreement or any other Note Document or (b) to prejudice any right or remedy that the Noteholder may now have (after giving effect to the foregoing waivers) or may have in the future under or in connection with the Note Agreement or any other Note Document.

(d) The Company shall pay to the Noteholder a waiver fee equal to $37,500. The Company has previously paid $62,500 to the Noteholder, which shall be applied to the payment of the Yield Maintenance Amount upon the prepayment described in Section 3 and Sections 4(a) and 4(b).

Section 5. CONDITIONS PRECEDENT. The parties hereto agree that this Amendment and the consents, waivers and amendments to the Note Agreement contained herein shall become effective upon the satisfaction of each of the following conditions:

(a) Execution and Delivery of this Amendment. The Noteholder shall have received a copy of this Amendment executed and delivered by the Company and the Subsidiary Guarantors.

(b) Bank Amendment. The amendment to the Bank Agreement that, among other things, consents to the prepayment of the Notes as set forth in Sections 3 and 4 of this Amendment, shall be in form and substance satisfactory to the Required Holders.

(c) Intercreditor Agreement. The Noteholder shall have received a consent from the Required Banks (as such term is defined in the Intercreditor Agreement) consenting to (i) the prepayment of the Notes as described in Sections 3 and 4 of this Amendment and (ii) notwithstanding any provisions to the contrary in the Bank Agreement or the Intercreditor Agreement, the Noteholder’s retention of any amounts paid by the Company in respect of the Notes.

(d) Payment of Costs. In addition to the receipt by the Noteholder of the fee described in Section 4(d) of this Amendment, the Company agrees to pay on demand all costs and expenses of the Collateral Agent and the Noteholder in connection with the preparation, reproduction, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, the reasonable fees and expenses of counsel for the Noteholder and counsel for the Collateral Agent and fees and expenses related to the release of any Liens in favor of the Collateral Agent pursuant to the Security Documents). In addition, the Company shall pay any and all stamp or other taxes, recordation fees and other fees payable in connection with the execution, delivery, filing or recording of this Amendment and the other instruments and documents to be delivered hereunder (including, without limitation, fees and expenses related to the release of any Liens in favor of the Collateral Agent pursuant to the Security Documents) and agrees to hold the Collateral Agent and the Noteholder harmless from and against any and all liabilities with respect to or resulting from any delay or omission in paying such taxes or fees.

(e) Representations and Warranties. Each of the representations and warranties made in this Amendment shall be true and correct on and as of the Amendment Effective Date (as defined in Section 7(b) of this Amendment) as if made on and as of such date, both before and after giving effect to this Amendment.

Section 6. REPRESENTATIONS AND WARRANTIES. To induce the Noteholder to enter into this Amendment and to agree to the amendments, and to grant the limited waivers and the limited consent, contained herein, the Company represents and warrants to the Noteholder (after giving effect to the waivers and consent described herein) as follows:

(a) Representations and Warranties; Bring-down. All representations and warranties contained in the Note Agreement and the Security Documents are true and correct on and as of the date hereof as though made on and as of such date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct on and as of such earlier date.

(b) No Other Default. After giving effect to the limited waivers in Section 4 of this Amendment and the limited consent in Section 3 of this Amendment, no Default or Event of Default exists under any of the Note Documents and no Default (as such term is defined in the Bank Agreement) or Event of Default (as such term is defined in the Bank Agreement) exists under the Bank Agreement. As of the date hereof, neither the Company nor any

Guarantor is in default under or with respect to (i) its charter documents or (ii) any material contractual obligation. The execution, delivery and performance of this Amendment shall not result in any default under any contractual obligation of the Company or any Guarantor in any respect.

(c) No Material Adverse Effect. There has not occurred any material adverse change in the Collateral or other assets, liabilities, financial condition, business operations, affairs or circumstances of the Company and the Subsidiaries taken as a whole or any other facts, circumstances or conditions (financial or otherwise) upon which the Noteholder has relied or utilized in making its decision to enter into this Amendment.

(d) No Defense, etc.; Waiver. There is no defense, offset, compensation or counterclaim with respect to amounts due under, or performance of, the terms of the Note Documents. To the extent any such defense, offset, compensation or counterclaim or other causes of action by the Company against the Noteholder might exist, whether known or unknown, such matters are hereby waived by the Company.

(e) Binding Effect. This Amendment, the Note Agreement as amended hereby, and the other Note Documents constitute the legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(f) Collateral Coverage. The Company is in compliance with its obligations under paragraph 5L of the Note Agreement with respect to the Engineering Report as to the Oil and Gas Properties as of June 30, 2009.

Section 7. MISCELLANEOUS

(a) APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Counterparts and Amendment Effective Date. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, the parties hereto. Delivery of this Amendment may be made by telecopy or electronic transmission of a duly executed counterpart copy hereof; provided that any such delivery by electronic transmission shall be effective only if transmitted in .pdf format, .tif format or other format in which the text is not readily modifiable by any recipient thereof. This Amendment shall become effective as of October 18, 2009 when each of the conditions set forth in Section 5 of this Amendment have been satisfied (the “Amendment Effective Date”), except that, upon the satisfaction of such conditions, the amendment of the defined term “Change in Management” in Section 1 of this Amendment shall be deemed to be effective as of and after June 1, 2009, consistent with the prior agreement of the parties. By execution of this Amendment, the Company certifies that the condition described in Section 5(e) of this Amendment is satisfied.

(c) No Waiver of Rights. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Noteholder or the Collateral Agent under the Note Agreement or any of the Security Documents, nor, except as expressly provided herein, constitute a waiver or amendment of any provision of the Note Agreement or any of the Security Documents.

(d) Note Document. This Amendment is a Note Document and all of the provisions of the Note Agreement which apply to Note Documents apply hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers effective as of the dates respectively indicated in Section 7(b) of this Amendment.

GMX RESOURCES INC.

By:	/s/ James A. Merrill
James A. Merrill
Chief Financial Officer and Treasurer

Signature Page to Amendment No. 5 to Note Purchase Agreement

The foregoing is hereby

agreed to as of the

dates respectively indicated

in Section 7(b) of this Amendment.

NOTEHOLDER:

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

By:	/s/ Brian N. Thomas
Vice President

Signature Page to Amendment No. 5 to Note Purchase Agreement

Agreed to and acknowledged by the undersigned for the purposes set forth in Section 2 of this Amendment:

SUBSIDIARY GUARANTORS:

ENDEAVOR PIPELINE INC.

By:	/s/ James A. Merrill
James A. Merrill
Chief Financial Officer and Treasurer

DIAMOND BLUE DRILLING CO.

By:	/s/ Richard Hart
Richard Hart
President

Signature Page to Amendment No. 5 to Note Purchase Agreement